Exhibit 107

Calculation of Filing Fee Table

Form F-3
(Form Type)

AngloGold Ashanti Limited

AngloGold Ashanti Holdings plc
(Exact name of registrants as specified in their charter)

Table 1: Newly Registered and Carry Forward Securities
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities(1) and Guarantees(2)	Rule 456(b) and Rule 457(r)(5)	(6)	(6)	(6)	(5)	(5)
Fees to Be Paid	Equity	AngloGold Ashanti Limited Ordinary Shares(3)	Rule 456(b) and Rule 457(r)(5)	(6)	(6)	(6)	(5)	(5)
Fees to Be Paid	Other	Warrants and Rights to Purchase Ordinary Shares of AngloGold Ashanti Limited(4)	Rule 456(b) and Rule 457(r)(5)	(6)	(6)	(6)	(5)	(5)
	Total Offering Amounts					(6)		(5)
	Total Fees Previously Paid							n/a
	Total Fee Offsets							n/a
	Net Fee Due							(5)

(1)
There is being registered hereunder an indeterminate principal amount of AngloGold Ashanti Limited debt securities and, separately, guaranteed debt securities of AngloGold Ashanti Holdings plc and the related guarantees thereof by AngloGold Ashanti Limited, each as may be issued from time to time at indeterminate prices.

(2)
AngloGold Ashanti Limited will fully and unconditionally guarantee any debt securities issued by AngloGold Ashanti Holdings plc under a guarantee of the payment of principal of, and any premium, interest and “additional amounts” on such debt securities when due, whether at maturity or otherwise. No separate consideration will be received for the Guarantees.

(3)
There is being registered hereunder an indeterminate principal amount of AngloGold Ashanti Limited ordinary shares. As at 31 March 2022, the authorised capital of AngloGold Ashanti Limited is 600,000,000 ordinary shares with a par value of 25 South African cents each. As at 31 March 2022, the authorised but unissued ordinary share capital of AngloGold Ashanti Limited is 181,745,042 ordinary shares with a par value of 25 South African cents each.  Ordinary shares that are issued from such authorised but unissued ordinary share capital will have a par value of 25 South African cents each. Ordinary shares that are issued from ordinary share capital of AngloGold Ashanti Limited that is authorised after the date hereof will not have a par value. The ordinary shares may be represented by American depositary shares. Unless expressly stated otherwise in the applicable prospectus supplement, each American depositary share will represent one ordinary share. American depositary receipts evidencing American depositary shares issuable on deposit of ordinary shares will be registered pursuant to a separate registration statement on Form F-6 (Registration No. 333-159248 and No. 333-133049 or such other registration statements on Form F-6 as AngloGold Ashanti Limited may file from time to time).

(4)
There is being registered hereby such indeterminate number of warrants and rights as may be issued at indeterminate prices. Such warrants and rights may be exercised to purchase ordinary shares of AngloGold Ashanti Limited.

(5)
In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrants are deferring payment of all of the registration fee. Pursuant to Rule 457(n) under the Securities Act, no separate fee for the Guarantees is payable. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(6)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.